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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): September 7, 2000



                              THE BANC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


           0-25033                                      63-1201350
    (Commission File No.)                  (I.R.S. Employer Identification No.)


                              17 North 20th Street
                           Birmingham, Alabama 35203
                    (Address of Principal Executive Offices)


                                 (205) 326-2265
              (Registrant's Telephone Number, Including Area Code)












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Item 5.  Other Information

         On September 7, 2000, The Banc Corporation, a financial holding company incorporated under the laws of the State of Delaware (the
"Corporation"), and its subsidiary TBC Capital Statutory Trust II, a
Connecticut statutory trust (the "Trust"), completed a private placement of capital securities in which the Trust sold 15,646 capital securities with a liquidation amount of $1,000 per security (the "Capital Securities"). The
Capital Securities are fully and unconditionally guaranteed on a subordinated basis by the Corporation with respect to distributions and amounts payable upon liquidation, redemption or repayment pursuant to the Guarantee Agreement between the Corporation and State Street Bank and Trust Company of Connecticut,
National Association. The Trust used the proceeds of the sale of the Capital
Securities to purchase the junior subordinated Deferrable Interest Debentures
(the "Debt Securities") due 2030 issued by the Corporation. The Corporation received net proceeds from the transaction of approximately $15,000,000. The
Corporation will use a portion of the proceeds to repay outstanding indebtedness under its line of credit and to inject capital into its banking subsidiary, The Bank, and for other general corporate purposes.

Item 7.  Financial Statements and Exhibits

   (c)   Exhibits:

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
           EXHIBIT
             NO.                                  DESCRIPTION
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
           (99)-1                   Press Release, dated September 13, 2000.






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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     THE BANC CORPORATION


                                     By      /S/ JAMES A. TAYLOR, JR.
                                        -------------------------------------
                                                 James A. Taylor, Jr.
                                        President and Chief Operating Officer



Dated: October 3, 2000